Exhibit (b)(1)

BY-LAWS

OF

INTEGRITY INVESTMENT FUNDS TRUST

ARTICLE 1

GOVERNING INSTRUMENT AND PRINCIPAL OFFICE

Section 1.1 Declaration of Trust. These By-Laws are adopted pursuant to Section 3.12 of the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Integrity Investment Funds Trust (the “Trust”) and shall be subject to the terms of the Declaration of Trust. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 1.2 Principal Office of the Trust. The principal office of the Trust is 120 N. Hale St., Suite 300, Wheaton, IL 60187, or such other place as shall be determined by the Trustees from time to time.

ARTICLE 2

TRUSTEES

Section 2.1 Chairman and Vice Chairman. The Trustees may elect from their own number a Chairman and Vice Chairman to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chairman (or, if the Chairman is unable to attend any such meeting, the Vice Chairman or Chairman’s designee) shall preside at all meetings of the Trustees and the Shareholders. The Chairman and Vice Chairman shall have such other duties and powers as the Trustees may from time to time determine.

Section 2.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration of Trust) as the Trustees may from time to time determine.

Section 2.3 Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration of Trust) designated in the call of the meeting when called by the Chairman, the Vice Chairman, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

Section 2.4 Notice of Meetings. It shall be sufficient notice to a Trustee of a regular or special meeting to send notice by overnight mail at least two days or by email, facsimile or any other electronic means at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address, facsimile number or other identifier as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the regular or special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a regular or special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 2.5 Quorum and Manner of Acting. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. The Declaration of Trust contains further provisions relating to the manner of acting by the Trustees.

Section 2.6 Actions by Consent. If in accordance with the provisions of the Declaration of Trust any action is taken by the Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. Any written consents may be executed and delivered by electronic means. The Declaration of Trust contains further provisions relating to action by consent of the Trustees.

Section 2.7 Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

Section 2.8 Fees and Compensation of Trustees. Subject to the provisions of the Declaration of Trust, Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees.

Section 2.9 Resignation and Removal. Any Trustee may resign at any time by written instrument signed by him or her and delivered to the other Trustees or at a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any of the Trustees may be removed with or without cause by the action of two thirds (2/3) of the remaining Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by the 1940 Act). Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

Section 2.10 Vacancies. In case of the declination to serve, death, resignation, retirement, removal or incapacity of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine to decrease the number of Trustees. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date. An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

Section 2.11 Number of Trustees. As contemplated by Section 3.1 of the Declaration of Trust, the number of Trustees constituting the Board of Trustees shall be not less than three (3) nor more than nine (9), as fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees then in office. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term.

ARTICLE 3

COMMITTEES

Section 3.1 Establishment and Authority. The Declaration of Trust contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 3.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.3 Compensation of Members. The Chairman, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

ARTICLE 4

OFFICERS

Section 4.1 Enumeration; Qualification. The officers of the Trust shall be a President (Principal Executive Officer), a Treasurer (Principal Financial Officer) and a Secretary and one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with Section 4.2 below. Any officer of the Trust may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

Section 4.2 Election. The President, a Principal Executive Officer, the Treasurer, Principal Financial Officer and the Secretary and one or more Assistant Secretaries and Assistant Treasurers shall be elected by the Trustees upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time, or the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time. Each officer shall hold office at the pleasure of the Trustees.

Section 4.3 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware statutory trust and such other duties and powers as the Trustees may from time to time designate.

Section 4.4 President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust. Unless the Trustees shall otherwise determine, the President shall, for purposes of the Sarbanes-Oxley Act of 2002, be the principal executive officer of the Trust. The President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine.

Section 4.5 Treasurer and Assistant Treasurer. Unless the Trustees shall otherwise determine, the Treasurer shall, for purposes of the Sarbanes-Oxley Act of 2002, be the principal accounting officer of the Trust. The Treasurer and Assistant Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer and Assistant Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer or Assistant Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer and Assistant Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer and Assistant Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which, together with all other property of the Trust in the Treasurer’s or Assistant Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. The Treasurer and Assistant Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series. The Treasurer and Assistant Treasurer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust.

Section 4.6 Secretary and Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. The Secretary and Assistant Secretary shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust.

Section 4.7 Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the Vice Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may by action of a majority of the Trustees then in office, remove any officer except the President with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 5

SHAREHOLDERS

Section 5.1 Meetings. There shall be no annual meetings of Shareholders except as required by law. If the meeting is a meeting of Shareholders of any one or more Series, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series need be called and, in such case, only Shareholders of such Series shall be entitled to notice of and to vote at such meeting. The method a Shareholder meeting is called is provided in the Declaration of Trust. The Trustees may determine or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or outside the State of Delaware. Any meeting so called may be postponed or cancelled prior to the meeting, provided that notice of such postponement or cancellation is given to the Shareholders entitled to vote at that meeting, if notice of such meeting had been given to Shareholders.

Section 5.2 Record Dates. For the purpose of determining the Shareholders of the Trust or any Series who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date originally set for any meeting of Shareholders (it being understood that a meeting of Shareholders, as adjourned or postponed, may occur more than 120 days after such date) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such Series having the right to notice of and to vote at such meeting and any adjournment or postponements thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

Section 5.3 Notice of Meetings. Notice of all meetings of Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.9 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series on the date set in accordance with Section 5.2 hereof. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof, was mailed or sent. Where separate meetings are held for Shareholders of one or more individual Series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

Section 5.10 Advance Notice of Shareholder Nominations and Proposals. Subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, no Shareholder may nominate a person for election as Trustee or propose any other business to be considered at a meeting of Shareholders unless such Shareholder (i) was a Shareholder of record both at the time notice is given and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has delivered timely written notice to the Secretary at the principal office of the Trust. To be timely, such notice must be delivered not earlier than one hundred twenty (120) days nor later than ninety (90) days prior to the date of the meeting; provided that if less than one hundred (100) days’ notice of the meeting is given, such notice must be delivered not later than the tenth (10th) day following the day on which notice of the meeting was given. Such notice shall set forth, as to each nominee or item of business: (A) the name and address of the Shareholder and of any beneficial owner on whose behalf the nomination or proposal is made; (B) the class, series and number of Shares owned beneficially and of record by each such person and the period held, together with a description of any option, warrant, derivative, hedging, short or other position or agreement the effect of which is to alter such person’s economic interest in or voting power over such Shares; (C) a description of all arrangements or understandings between or among the Shareholder, any such beneficial owner and any nominee, or relating to the proposed business; (D) any other information that would be required to be disclosed in a proxy statement or other filing under the Securities Exchange Act of 1934; and (E) in the case of a nominee, the nominee’s written consent to being named and to serving if elected, together with such information as the Trustees may reasonably require to determine whether the nominee would be an Interested Person and whether the nominee satisfies any applicable exchange listing standard or regulatory requirement. The person presiding at the meeting shall have the power and duty to determine whether a nomination or item of business was made or proposed in accordance with this Section and, if not, to declare that such nomination or item of business shall be disregarded.

Section 5.4 Quorum. The holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares entitled to vote and present in person or by proxy at the meeting shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration of Trust or these By-Laws a vote shall be taken by individual Series, then holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares of that Series entitled to vote and present in person or by proxy shall be necessary to constitute a quorum for the transaction of business by that Series. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

Section 5.5 Adjournments. Any meeting of Shareholders may be adjourned by the person presiding thereat, regardless of whether a quorum is present, without further notice with respect to one or more matters to be considered at such meeting, to a designated time and place. When a quorum is present with respect to any matter or matters, such adjournment may be effected by the person presiding thereat or by the vote of holders of Shares representing a majority of the voting power of the Shares present and entitled to vote with respect to such matter or matters. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

Section 5.6 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

Section 5.7 Conduct of Meetings. For any matter to be properly brought before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the President or other presiding officer. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman, the Vice Chairman, or other presiding officer.

Section 5.8 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at any such meeting the Trustees or the Chairman, the Vice Chairman, or other presiding officer, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman, the Vice Chairman, or other presiding officer may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the Chairman. the Vice Chairman, or other presiding officer at the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

Section 5.9 Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration of Trust, these By-Laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

ARTICLE 6

SHARES AND SHARE CERTIFICATES

Section 6.1 Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.13 of the Declaration of Trust (each, a “Transfer Agent”) in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Declaration of Trust.

The Trustees may at any time authorize the issuance of share certificates for Shares of any Series in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder’s name and the number of whole shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

Section 6.2 Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto. The Trust, or any Transfer Agent on behalf of the Trust, shall be authorized to refuse any transfer unless and until presentation of proper documentation as may be reasonably required to show that the requested transfer is proper.

Section 6.3 Loss of Certificates. The Transfer Agent for any Series, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

Section 6.4 Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Books and Records. The books and records of the Trust and any Series thereof, including the share ledger or ledgers, may be kept in or outside the State of Delaware at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

Section 7.2 Access to Books and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series thereof as may be granted from time to time by the Trustees in their sole discretion. Every Trustee shall have the absolute right at any reasonable time to inspect the records, documents, accounts and books and the physical properties of the Trust.

Section 7.3 Seal. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe with the same force and effect as if done by a Delaware business corporation, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 7.4 Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

Section 7.5 Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 7.6 Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE 8

AMENDMENTS TO THE BYLAWS

Section 8.1 General. These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, only (i) with the approval of the President and the Secretary and (ii) by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.

Adopted: November 4, 2026